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Exhibit 10.4

SI INTERNATIONAL, INC.

DECEMBER 2000 NONQUALIFIED STOCK OPTION PLAN

ARTICLE 1

Purpose of Plan

        The December 2000 Nonqualified Stock Option Plan (the "Plan") of SI International, Inc. (the "Company"), for directors, consultants, executives and other key employees (each a "Service Provider") of the Company and its subsidiaries and Affiliates, is intended to advance the best interests of the Company and its stockholders by providing the means whereby those persons who have a substantial responsibility for its management and growth, and who were employed by the Company on December 31, 2000, will be able to obtain a potential interest in SI International Telecom Corporation through the receipt of nonqualified options.

ARTICLE 2

Definitions

        For purposes of the Plan, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

        "Affiliate" shall mean a majority-owned subsidiary, at any tier, of a controlling parent of the Company, other than the Company and its subsidiaries.

        "Board" shall mean the Board of Directors of the Company.

        "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.

        "Committee" shall mean a committee composed of the Chief Executive Officer and the President of the Company; provided that the Board may in its discretion, at any time and from time to time, resolve to administer the Plan or to delegate the administration of the Plan to another committee of the Board as contemplated by Section 3.1, in which case the term "Committee" shall mean the Board or such other committee, as the case may be, for all purposes herein.

        "Common Stock" shall mean shares of the Voting Common Stock of SI International Telecom Corporation, par value $0.001 per share.

        "Company" shall mean SI International, Inc., a Delaware corporation, and (except to the extent the context requires otherwise) any "subsidiary corporation" of SI International, Inc., as such term is defined in Section 424(f) of the Code.

        "Fair Market Value" of the Common Stock shall be the average, over a period of 21 days consisting of the day as of which Fair Market Value is being determined and the 20 consecutive business days prior to such day, of the average of the closing prices of the sales of such Common Stock on all securities exchanges on which such Common Stock may at that time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the Nasdaq System as of 4:00 P.M., New York time, or, if on any day the Common Stock is not quoted in the Nasdaq System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated or any similar successor organization. If at any time the Common Stock is not listed on any securities exchange or quoted in the Nasdaq System or the over-the-counter market, the Fair Market Value shall be the fair value of the Common Stock determined in good faith by the Committee.

        "Incentive Stock Option" means an option conforming to the requirements of Section 422 of the Code and any successor thereto.

        "Issuer" means SI International Telecom Corporation, a Delaware corporation.

        "Master Option" means that certain option to purchase up to 2,900,000 shares of the Common Stock issued pursuant to the Reorganization, which option has been transferred to and is held by SI International, Inc.

        "Nonqualified Stock Option" means any stock option other than an Incentive Stock Option.

        "Participant" shall mean any Service Provider who has been selected to participate in the Plan by the Committee.

        "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

        "Reorganization" means the transactions effective December 31, 2000, pursuant to which the assets and business of the TPS Division of System Technology Associates, Inc., a subsidiary of the Company, were transferred to SI International Telecom Corporation.

ARTICLE 3

Administration of the Plan

        3.1    Administrator.    The Plan shall be administered by the Committee. The Committee may, to the extent permissible by law, delegate any or all of its authority and responsibilities hereunder to a "compensation committee" or other committee appointed by the Board, or to such other persons as the Committee or the Board shall deem appropriate. The Committee or the Board may revoke any such delegation at any time in its sole discretion.

        3.2    Powers of the Committee.    Subject to the limitations of the Plan, the Committee shall have the sole and complete authority in its discretion: (i) to select Participants, (ii) to grant Options to Participants in such forms and amounts, and with such terms, as it shall determine, (iii) to impose such limitations, restrictions and conditions upon such Options as it shall deem appropriate, (iv) to interpret the Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (v) to correct any defect or omission or reconcile any inconsistency in the Plan or in any Option granted hereunder and (vi) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee's determinations on matters within its authority shall be conclusive and binding upon the Participants, the Company and all other Persons.

        3.3    Administrative Expenses; Indemnification.    All expenses associated with the Committee's administration of the Plan shall be borne by the Company. The members of the Committee shall be indemnified to the fullest extent of the law in accordance with the provisions set forth in the Company's charter and by-laws for all costs and expenses incurred by them in connection with any action, suit or proceeding to which they or any of them may become party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder.

ARTICLE 4

Stock Subject to the Plan

        4.1    Limitation on Aggregate Shares.    Subject to Section 4.2, the number of shares of Common Stock with respect to which options may be granted under the Plan (the "Options") and which may be issued upon the exercise thereof shall not exceed, in the aggregate, 2,900,000 shares; provided that the type and the aggregate number of shares which may be subject to Options shall be subject to adjustment in accordance with the provisions of the Master Option.

        4.2    Reversion of Unused Shares to the Plan.    In the event any Options expire unexercised or are canceled, terminated or forfeited in any manner without the issuance of Common Stock thereunder, the right to purchase shares of Common Stock which were subject to such Options shall be returned to the Plan and shall again be available for future distribution hereunder.

        4.3    Source of Shares for Plan.    The 2,900,000 shares of Common Stock available under the Plan shall be shares of Common Stock subject to the Master Option..

ARTICLE 5

Award of Options

        5.1    Options.    The Committee may grant Options to Participants in accordance with this Article V. Participation in the Plan shall be limited to individuals who were Service Providers as of December 31, 2000. By accepting any award under the Plan, each participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee. Subject to the foregoing limitation, Nonqualified Stock Options may be granted to such persons and for such number of shares of Common Stock as the Committee shall determine (such individuals to whom grants are made being sometimes herein called "optionees" or "grantees," as the case may be). Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated. A grant of any type made hereunder in any one year to an eligible participant shall neither guarantee nor preclude a further grant of that or any other type to such participant in that year or subsequent years.

        5.2    Nature of Options.    The Options granted shall take such form as the Committee shall determine, subject to the following terms and conditions.

        It is the Company's intent that Stock Options granted under the Plan not be classified as Incentive Stock Options.

        5.3    Exercise Price.    The price per share deliverable upon the exercise of each Option ("exercise price") shall be established by the Committee, except that the exercise price of any Option may not be less than 100% of the Fair Market Value of a share of Common Stock as of the date of grant of the Option.

        5.4    Written Agreement.    Each Option granted hereunder to a Participant shall be embodied in a written agreement (an "Option Agreement"), which shall be signed by the Participant and by the chief executive officer or President of the Company (or another officer of the Company authorized for such purpose by the Committee or the Board) for and in the name and on behalf of the Company, and any shares of Common Stock issued or issuable upon exercise of such Option shall be subject to the terms and conditions set forth in the Plan and the Master Option and to such terms and conditions as are prescribed in the Option Agreement (which in the Committee's discretion may include, but are not limited to, (i) the right of the Company and such other Persons as the Board shall designate ("Designees") to repurchase from each Participant, and such Participant's transferees, all shares of

Common Stock issued or issuable to such Participant upon the exercise of an Option in the event such Participant ceases to be a Service Provider, (ii) restrictions on the Participant's ability to transfer such shares, (iii) provisions that in the event of a sale of the issuer of the Common Stock such Participant, and its transferees, shall vote in favor of such sale and shall (if such sale is structured as a sale of stock) be required to sell its shares in connection with such sale of the issuer, (iv) holdback and other registration right restrictions in the event of a public registration of any equity securities of the Issuer, and (v) any other terms and conditions which the Committee shall deem necessary and desirable).

        5.5    Term of Options.    The term during which each Option may be exercised shall be determined by the Committee, but, except as otherwise provided herein, in no event shall an Option be exercisable in whole or in part, more than ten years from the date it is granted. All rights to purchase Common Stock pursuant to an Option shall, unless sooner terminated, expire at the date designated by the Committee. The Committee shall determine the date on which each Option shall become exercisable and may provide that an Option shall become exercisable in installments. The Common Stock constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirements as may be designated by the Committee. Unless otherwise provided herein or in the terms of the related grant, an optionee may exercise an Option only if he or she is, and has continuously since the date the Option was granted, been a director, officer or employee of the Company, a subsidiary or an Affiliate. Prior to the exercise of an Option and delivery of the Common Stock represented thereby, the optionee shall have no rights as a stockholder with respect to any Common Stock covered by such outstanding Option (including any dividend or voting rights).

ARTICLE 6

Exercise of Options

        6.1    Conditions and Limitations on Exercisability.    Options granted hereunder shall be exercisable according to the terms hereof at such time or times at or subsequent to grant as shall be determined by the Committee in its discretion and set forth in the Option Agreement. Options may be made exercisable in one or more installments, upon the happening of certain events, upon the passage of time, upon the fulfillment of certain requirements, upon the achievement by the Company of certain performance goals, or subject to such other limitations or conditions, in each case as shall be determined by the Committee in its discretion at the time of grant and set forth in the Option Agreement.

        6.2    Expiration of Options.

(a) Normal Expiration. In no event shall any portion of any Option be exercisable after the date of expiration of the term thereof, as determined by the Committee pursuant to Section 5.5 above (the "Expiration Date").

(b) Early Expiration upon Termination of Service Provider Relationship. Except as otherwise provided by the Committee in the Option Agreement, any portion of any of a Participant's Options that are not vested and exercisable on the date such Participant ceases to be a Service Provider (the "Termination Date") shall expire and be forfeited as of such date, and any portion of any of a Participant's Options that are vested and exercisable on the Termination Date shall expire and be forfeited 60 days after the Termination Date, but in no event after the Expiration Date.

ARTICLE 7

General Provisions

        7.1    Adjustments.    Subject to adjustment of the number of shares and purchase price specified in the Master Option pursuant to and in accordance with its terms, and subject to any required action by the stockholders of the Issuer, the number of shares of Common Stock covered by each Option, and the price per share thereof in each such Option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Issuer resulting from a stock split (whether by subdivision or consolidation of shares) or the payment of a share dividend (but only on the Common Stock). In the event of any merger, consolidation (other than a consolidation of shares covered by previous sentence), reorganization, recapitalization, combination of shares, exchange of shares, change in corporate structure, or other change in the shares of Common Stock, the Committee may in its discretion make such adjustments in the number and type of shares authorized by the Plan, the number and type of shares covered by outstanding Options and the option exercise prices specified therein as it determines to be appropriate and equitable (and such adjustment shall in no event be considered an amendment or modification of the Plan or any Options hereunder). The issuance by the Issuer of shares of stock of any class, or options or securities exercisable or convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale, or upon the exercise of rights or warrants to subscribe therefor, or upon exercise or conversion of other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to any Options or authorized under the Plan.

        7.2    Listing, Registration and Compliance with Laws and Regulations.    Options shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to the Options upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of the Options or the issuance or purchase of shares thereunder, no Options may be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The holders of such Options shall supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval. In the case of officers and other Persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Committee may at any time impose any limitations upon the exercise of an Option that, in the Board's discretion, are necessary or desirable in order to comply with such Section 16(b) and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any Options may be exercised, the Committee, may, in its discretion and without the Participant's consent, so reduce such period on not less than 15 days written notice to the holders thereof.

        7.3    Nontransferability.    Options may not be transferred other than by will or the laws of descent and distribution and, during the lifetime of the Participant, may be exercised only by such Participant (or his legal guardian or legal representative). In the event of the death of a Participant, exercise of Options granted hereunder shall be made only:

          (i) by the executor or administrator of the estate of the deceased Participant or the Person or Persons to whom the deceased Participant's rights under the Option shall pass by will or the laws of descent and distribution; and

          (ii) to the extent that the deceased Participant was entitled thereto at the date of his death, unless otherwise provided by the Board in such Participant's Option Agreement.

        7.4    Retention of Company's Rights.    The Company's adoption of this Plan and its issuance of Options to the Participants hereunder shall not interfere with or limit in any way the right of the Company or the Issuer to terminate any Participant's employment or other Service Provider relationship at any time and for any reason, nor confer upon any Participant any right to continue in the employ of, or other Service Provider relationship with, the Company or the Issuer for any period of time or to continue his present (or any other) rate of compensation. No Service Provider shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant.

        7.5    Amendment, Suspension and Termination of Plan.    The date of commencement of the Plan shall be January 26, 2001. Unless previously terminated upon the adoption of a resolution of the Board terminating the Plan, the Plan shall terminate at the close of business on December 31, 2010; provided that the Board may, prior to such termination, extend the term of the Plan for up to five years. No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person, without his or her consent, under any grant of Options under the Plan.

        7.6    Amendment, Modification and Cancellation of Outstanding Options.    The Board may amend or modify any Option in any manner to the extent that the Board would have had the authority under the Plan initially to grant such Option; provided that no such amendment or modification shall impair the rights of any Participant under any Option without the consent of a majority (based on the number of Option Shares (as defined in the Option Agreements) held) of the Participants whose Options are so amended. With the Participant's consent, the Committee may cancel any Option and issue a new Option to such Participant.

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SI INTERNATIONAL, INC. DECEMBER 2000 NONQUALIFIED STOCK OPTION PLAN
ARTICLE 1 Purpose of Plan
ARTICLE 2 Definitions
ARTICLE 3 Administration of the Plan
ARTICLE 4 Stock Subject to the Plan
ARTICLE 5 Award of Options
ARTICLE 6 Exercise of Options
ARTICLE 7 General Provisions